Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-27 21988G833 & 21988GAZ9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 15, 2002.

INTEREST ACCOUNT
Balance as of October 15, 2001 ................................            $0.00
         Scheduled Income received on Securities ..............    $1,687,500.00
         Unscheduled Income received on securities ............            $0.00

LESS:
         Distribution to Class A1 Holders .....................   -$1,687,500.00
         Distribution to Class A2 Holders .....................           -$0.00
         Distribution to Depositor ............................           -$0.00
         Balance as of April 15, 2002 .........................            $0.00

PRINCIPAL ACCOUNT
Balance as of October 15, 2001 ................................            $0.00
         Scheduled Principal payment received on securities ...            $0.00
LESS:
         Distribution to Holders ..............................            $0.00
Balance as of April 15, 2002 ..................................            $0.00

                 UNDERLYING SECURITIES HELD AS OF APRIL 15, 2002

Principal
Amount                           Title of Security
------                           -----------------
$45,000,000          Royal Caribbean Cruises Ltd.
                     7.50% Senior Debentures due October 15, 2027
                     CUSIP: 78004VAB9

U.S Bank Trust National Association, as Trustee